CPI AEROSTRUCTURES, INC. 8-K

Exhibit 99.1

CPI AEROSTRUCTURES ANNOUNCES 2017 SECOND QUARTER

FINANCIAL RESULTS

EDGEWOOD, N.Y. – August 8, 2017 – CPI Aerostructures, Inc. (“CPI Aero®”) (NYSE American: CVU) today announced financial results for the three-month and six-month periods ended June 30, 2017.

2Q 2017 vs. 2Q 2016

●	Revenue was $16.7 million compared to $22.3 million;

●	Gross profit was $3.7 million compared to $5.0 million;

●	Pre-tax income was $1.2 million compared to $2.8 million;

●	Net income was $0.8 million compared to $1.8 million;

●	Earnings per diluted share were $0.09 per diluted share compared to $0.21 per diluted share;

●	Cash flow from operations was $1.8 million compared to $(1.6) million; and

●	Total backlog at $394.8 million with multi-year defense contracts comprising 80%

1H 2017 vs. 1H 2016

●	Revenue was $36.8 million compared to $35.0 million;

●	Gross profit (loss) was $8.2 million compared to $(6.6) million;

●	Pre-tax income (loss) was $3.2 million compared to $(11.8) million;

●	Net income (loss) was $2.0 million compared to $(7.4) million;

●	Earnings (loss) per diluted share of $0.23 compared to $(0.86) per diluted share; and

●	Cash flow from operations was $(1.1) million compared to $(7.3) million

“We delivered strong financial performance in the second quarter that exceeded our profit goal,” said Douglas McCrosson, president and chief executive officer of CPI Aero. “Earnings were solid as we continue to see the results of cost reduction and process improvement initiatives and despite the revenue pull forward we reported last quarter that shifted sales from our F-16 program to the first quarter from the second. Cash flow from operations was particularly strong as investments in enhanced ERP tools, our commitment to lean manufacturing principles and a disciplined approach to cash management took hold. We had a $3.5 million reduction in inventory in the second quarter and a $5.7 million reduction in inventory year to date, and now expect to be cash flow positive in each of the third and fourth quarters of this year. This would mark a substantial turnaround in cash flow in 2017 compared to a use of cash in 2016.”

CPI Aero Q2’17 Earnings Press Release	Page 2
August 8, 2017

“We continued to execute on our defense market strategy, securing new orders from UTC Aerospace Systems for their new TacSAR surveillance system and from Sikorsky on its MH-53E platform. We also delivered our first products to Lockheed Martin for the F-35 as our lock assembly program entered its production phase. Looking ahead, we see signs that contracts are starting to flow to the prime contractors and down through the supply chain. As an example, following the signing of the U.S. Army’s ‘Multi-Year IX’ Black Hawk contract with Sikorsky in June, we were subsequently awarded a five-year, $21 million supply agreement by Sikorsky for fuel panel assemblies for the Black Hawk. Furthermore, recent wins, particularly in pod-based systems, have raised our profile in the marketplace and garnered considerable customer interest in CPI Aero at the Paris Air Show. We left Paris with confidence that the defense market is strong and growing, both here and abroad, and that CPI Aero is a valued and well-respected Tier 1 defense subcontractor. Our defense exposure and backlog, together with improving defense fundamentals and consistent execution across all facets of our business, place us firmly on a growth trajectory,” concluded Mr. McCrosson.

Financial Outlook

CPI Aero reaffirms its prior financial guidance for fiscal 2017 of:

●	Revenue in the range of $82.5 million and $87.0 million;

●	Pre-tax income to be at the high end of a range of $8.1 million to $8.4 million.

Conference Call
Management will host a conference call on Tuesday, August 8, 2017, at 8:30 a.m. ET to discuss these results as well as recent corporate developments. After opening remarks, there will be a question and answer period. Interested parties may participate in the call by dialing 844-378-6486 or 412-542-4181. Please call in 10 minutes before the conference call is scheduled to begin and ask for the CPI Aero call. The conference call will also be broadcast live over the Internet. Additionally, a slide presentation will accompany the conference call. To listen to the live call, please go to www.cpiaero.com, click on the Investor Relations section, then to the Event Calendar. Please go to the website 15 minutes early to download and install any necessary audio software. If you are unable to listen live, the conference call will be archived and can be accessed for approximately 90 days.

About CPI Aero

CPI Aero is a U.S. manufacturer of structural assemblies for fixed wing aircraft, helicopters and airborne Intelligence Surveillance and Reconnaissance pod systems in both the commercial aerospace and national security markets. Within the global aerostructure supply chain, CPI Aero is either a Tier 1 supplier to aircraft OEMs or a Tier 2 subcontractor to major Tier 1 manufacturers. CPI also is a prime contractor to the U.S. Department of Defense, primarily the Air Force. In conjunction with its assembly operations, CPI Aero provides engineering, program management, supply chain management, and MRO services. CPI Aero is included in the Russell Microcap® Index.

CPI Aero Q2’17 Earnings Press Release	Page 3
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The above statements include forward looking statements that involve risks and uncertainties, which are described from time to time in CPI Aero’s SEC reports, including CPI Aero’s Form 10-K for the year ended December 31, 2016, and Form 10-Q for the three-month period ended March 31, 2017.

CPI Aero® is a registered trademark of CPI Aerostructures, Inc. For more information, visit www.cpiaero.com, and follow us on Twitter @CPIAERO.

Contact:

Vincent Palazzolo	Investor Relations Counsel:
Chief Financial Officer	LHA
CPI Aero	Jody Burfening/Sanjay M. Hurry
(631) 586-5200	(212) 838-3777
www.cpiaero.com	cpiaero@lhai.com
www.lhai.com

– Tables to Follow –

CPI Aero Q2’17 Earnings Press Release	Page 4
August 8, 2017

CPI AEROSTRUCTURES, INC.

STATEMENTS OF OPERATIONS

	For the Three Months Ended June 30,		For the Six Months Ended June 30,
	2017	2016	2017	2016
	(Unaudited)		(Unaudited)

Revenue	$16,731,951	$22,280,964	$36,764,652	$34,950,997
Cost of sales	13,048,203	17,246,963	28,543,390	41,556,100

Gross profit (loss)	3,683,748	5,034,001	8,221,262	(6,605,103)
Selling, general and administrative expenses	2,002,198	1,868,787	4,166,076	4,589,170
Income (loss) from operations	1,681,550	3,165,214	4,055,186	(11,194,273)
Interest expense	465,903	323,634	856,238	599,367
Income (loss) before provision for
(benefit from) income taxes	1,215,647	2,841,580	3,198,948	(11,793,640)

Provision for (benefit from) income taxes	450,000	1,051,000	1,184,000	(4,364,000)

Net income (loss)	765,647	1,790,580	2,014,948	(7,429,640)

Other comprehensive income net of tax -
Change in unrealized gain (loss) interest rate swap	(1,000)	(73,936)	4,200	(70,483)

Comprehensive income (loss)	$764,647	$1,716,644	$2,019,148	$(7,500,123)

Income (loss) per common share – basic	$0.09	$0.21	$0.23	$(0.86)

Income (loss) per common share – diluted	$0.09	$0.21	$0.23	$(0.86)

CPI Aero Q2’17 Earnings Press Release	Page 5
August 8, 2017

CPI AEROSTRUCTURES, INC.

BALANCE SHEETS

	June 30, 2017	December 31, 2016
	(Unaudited)	(Note 1)
ASSETS
Current Assets:
Cash	$1,115,297	$1,039,586
Accounts receivable, net of allowance for doubtful accounts of $0 as of June 30, 2017 and $535,514 as of December 31, 2016	6,340,429	8,514,613
Costs and estimated earnings in excess of billings on uncompleted contracts	101,692,410	99,578,526
Prepaid expenses and other current assets	2,495,507	2,155,481

Total current assets	111,643,643	111,288,206

Property and equipment, net	2,081,045	2,298,610
Deferred income taxes, net	2,797,066	3,952,598
Other assets	220,392	252,481
Total Assets	$116,742,146	$117,791,895

LIABILITIES AND SHAREHOLDERS’ EQUITY
Current Liabilities:
Accounts payable	$9,126,997	$14,027,457
Accrued expenses	1,314,154	1,386,147
Billings in excess of costs and estimated earnings on uncompleted contracts	922,832	115,337
Current portion of long-term debt	1,745,492	1,341,924
Contract loss	489,598	1,377,171
Line of credit	24,238,685	22,438,685
Income tax payable	6,000	6,000

Total current liabilities	37,843,758	40,692,721

Long-term debt, net of current portion	7,963,325	8,860,724
Other liabilities	613,204	632,744

Total Liabilities	46,420,287	50,186,189

Shareholders’ Equity:
Common stock - $.001 par value; authorized 50,000,000 shares, 8,832,649 and 8,739,836 shares, respectively, issued and outstanding	8,833	8,738
Additional paid-in capital	53,521,860	52,824,950
Retained earnings	16,795,966	14,781,018
Accumulated other comprehensive loss	(4,800)	(9,000)
Total Shareholders’ Equity	70,321,859	67,605,706
Total Liabilities and Shareholders’ Equity	$116,742,146	$117,791,895

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